EXHIBIT 99.1

For Immediate Release:

K12 Inc. Announces Acquisition of American Education Corporation

Herndon, VA, November 2, 2010 – K12 Inc. (NYSE: LRN), one of the nation’s largest providers of proprietary curriculum and online school programs for students in kindergarten through high school, announced today the entrance into a definitive agreement, under which K12 will acquire American Education Corporation (AEC), a leading provider of research-based core curriculum instructional software for kindergarten through adult learners.

The acquisition increases K12’s portfolio of innovative, high quality instructional and curriculum offerings. AEC brings a record of proven school solutions that increase student performance, narrow achievement gaps, and empower educators with more personalized learning resources and integrated, adaptive assessment tools.

“We’re very excited about incorporating AEC’s brands into the K12 family of products and services,” said Ron Packard, founder and CEO of K12 Inc. “We believe this acquisition strengthens K12’s position as a leader in the industry and builds on our commitment to continuously improve and expand our education offerings. Most importantly, it enables K12 to deliver more high quality and innovative solutions that will help America’s schoolchildren achieve.”

AEC, headquartered in Oklahoma City, OK, provides its award-winning products in four distinct A+® brands. The A+nyWhere Learning System® (A+LSTM) is a courseware program that provides innovative, research-based curriculum for students in K-12 in approximately 6400 schools nationally. A+ Learning LinkTM is an integrated and adaptive formative assessment product that measures a student’s existing knowledge, comprehension, and mastery of basic skills. The A+ Classroom Student Response SoftwareTM (A+ Classroom SRSTM) provides classroom teachers with tools to improve student learning and make targeted decisions through the use of interactive academic competitions, challenging quizzes, and automated assessments. The A+ Enriched OnlineTM offers AP®, world language, and specialized elective online courses delivered to students in grades K-12. A+dvancer Online provides assessment for college readiness and remediation for students seeking to enter post-secondary education, and is used in post-secondary institutions throughout the U.S.

“Among the most difficult challenges educators face is to assess students, identify individual needs, and intervene with solutions that work,” said Packard. “AEC’s A+ products give educators the tools to meet this challenge and help their students succeed. We’re excited to deliver these additional products and services to K12’s new and existing customers.”

Jeff Butler, Chairman and CEO of AEC, stated, “The management of AEC is excited about this new relationship for its employees, shareholders, business and distribution partners. We are extremely pleased as we view the relationship as highly synergistic in the marketplace from a competitive perspective, and it will be of benefit for our customers and channel partners as a result of access to more resources through the integration of the respective organization products, content, technology and support efforts in the various segments of the school market. AEC is a recognized leader in the market segments that need assessment to drive instruction, a key factor in its growth and financial performance. Simply put, I believe that the merger with K12 is a great outcome for all of the AEC stakeholders.”

Completion of the transaction is subject to customary conditions to closing, including approval of the AEC stockholders. The transaction is expected to close prior to the end of 2010.

Parchman, Vaughan & Company, LLC served as investment bank advisor to AEC.

Unaudited Financial Results of American Education Corporation:
The following financial results are unaudited.  For the nine months ending September 30, 2010, AEC reported revenues of $16.1 million, reflecting a growth rate of 18.7% over the same period in the prior year.  For calendar year 2009, AEC reported revenues of $17.8 million, reflecting a growth rate of 36.1% over the prior year.

About K12 Inc.
K12 Inc. (NYSE:  LRN), a technology-based education company, is the nation’s largest provider of proprietary curriculum and online education programs for students in kindergarten through high school.  K12 provides its curriculum and academic services to public and private online schools, traditional classrooms, hybrid school programs, and directly to families. K12 also operates the K12 International AcademyTM, an accredited, diploma-granting online private school serving students in 59 countries plus the U.S.

Founded in 2000, K12 has provided over 1.5 million courses – core subjects, AP®, world languages, credit recovery, and electives – to more than 200,000 students worldwide. Over 95 percent of parents surveyed are satisfied with the K12 program and agree that their children have benefited academically with K12. Students graduating from K12 virtual schools have been accepted to hundreds of higher education institutions including many of the nation’s top-ranked colleges and universities.

In April 2010, K12 joined with Middlebury College to form a new venture called Middlebury Interactive Languages to create and distribute innovative online language courses for pre-college students. In July 2010, K12 acquired KC Distance Learning, Inc., a nationally recognized leader in online learning with brands that provide high quality education products and online school solutions: Aventa LearningTM, The KeystoneTM School and iQ Academies®.

K12 is accredited through AdvancED, the world’s largest education community. More information on K12 can be found at: www.K12.com

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the reduction of per pupil funding amounts at the schools we serve; reputation harm resulting from poor performance or misconduct of other virtual school operators; challenges from virtual public school opponents; failure of the schools we serve to comply with regulations resulting in a loss of funding; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts with schools due to a loss of authorizing charter; failure to renew existing contracts with schools; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; the ability to realize the expected synergies resulting for the transaction in the amounts or in the timeframe anticipated; the ability to integrate AEC’s business into those of the Company in a timely and cost-efficient manner; increased competition; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of November 2, 2010 and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations except as required by law.

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© 2010 K12 Inc. K12 and iQ Academies are registered trademarks, and the K12 logo, Aventa Learning, Keystone and K12 International Academy are trademarks of K12 Inc. or its subsidiaries. All other trademarks are the property of their respective owners.

Contacts:

Jeff Kwitowski
VP, Public Affairs
703-483-7281
jkwitowski@K12.com

Keith Haas
SVP, Finance and Investor Relations
703-483-7077
khaas@K12.com